UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(“Amendment No.1”)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

DUTCH GOLD RESOURCES, INC.

(Name of Registrant As Specified in Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-541-6222

Fax: 212-245-3009

DUTCH GOLD RESOURCES, INC.

3500 Lenox Road, Suite 1500

Atlanta, Georgia 30326

Dear Shareholders:

We are writing to advise you that on July 11, 2012, our Board of Directors and shareholder holding a majority of our outstanding voting capital stock (the “Majority Shareholder”) have authorized the attached Amended and Restated Articles of Incorporation of Dutch Gold Resources, Inc. (the “Company”) to amend the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of capital stock from 2,020,000,000 consisting of 2,000,000,000 shares of common stock par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) to 4,050,000,000 shares of which 4,000,000,000 shares will be Common Stock and 50,000,000 shares will be Preferred Stock (the “Authorized Stock Increase” or “Amendment”).

These actions were approved by written consent on July 11, 2012 by our Board of Directors and the Majority Shareholder as of that date in accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes. Our Directors and Majority Shareholder owning a majority of our outstanding voting capital stock have approved this amendment after carefully considering it and concluding that it was in the best interests of our Company and our shareholders. The amendment will be effective _______ __, 2012, which is twenty 20 days after the date this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders.  This Information Statement is first mailed to you on or about _______ __, 2012.

Please feel free to call us at (404) 419-2440 should you have any questions on the enclosed Information Statement.

For the Board of Directors of DUTCH GOLD RESOURCES, INC.

By:	/s/ Daniel W. Hollis
Name: Daniel W. Hollis
Title: Chief Executive Officer

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DUTCH GOLD RESOURCES, INC.

3500 Lenox Road, Suite 1500

Atlanta, Georgia 30326

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDER

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of Dutch Gold Resources, Inc. (the “Company”) in connection with an amendment to the Articles of Incorporation of the Company to authorize the increase of the Company’s authorized shares of capital stock.

"We," "us," "our," the “Registrant” and the "Company" refers to Dutch Gold Resources, Inc., a Nevada corporation. The amendment to the Company’s Articles of Incorporation is sometimes referred to as the “Amendment”.

STATEMENTS REGARDING FORWARD INFORMATION

This information statement and the documents incorporated in this document by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company’s financial performance.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

SUMMARY OF THE CORPORATE ACTIONS

On July 11, 2012, our Board of Directors and shareholder holding a majority of our outstanding voting capital stock (the “Majority Shareholder”) have authorized approved an amendment to amend and restate the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of capital stock from 2,020,000,000 consisting of 2,000,000,000 shares of common stock par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) to 4,050,000,000 shares of which 4,000,000,000 shares will be Common Stock and 50,000,000 shares will be Preferred Stock. The Amendment was approved by the written consent of the Majority Shareholder holding approximately 53% of our outstanding voting capital stock. The Majority Shareholder consists of Daniel Hollis. Mr. Hollis holds 52,000,000 shares of the Company’s Company Stock and voting power on the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series D Preferred Stock equal to 350,000,000, 600,000,000 and 1,600,000,000 voting shares, respectively.

Pursuant to the Nevada Revised Statutes (“N.R.S.”), the Amendment is required to be approved by a majority of our shareholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders' meeting convened for the specific purpose of approving the Amendment. The Company’s voting securities consist of Common Stock, Series A Convertible Preferred Stock (“Series A Preferred Stock”), Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series D Preferred Stock (“Series D Preferred Stock”). Each share of Common Stock is entitled to one vote per share on any matter requiring shareholder vote. The shares of Series A Preferred Stock are entitled to vote as 350 shares of Common Stock. The Series B Preferred Stock are entitled to vote as 400 shares of Common Stock. The Series D Preferred Stock are entitled to vote as 400 shares of Common Stock.

In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholder. The elimination of the need for a special meeting of shareholders to approve the Amendment is made possible by Section 78.320 of the N.R.S., which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

As of July 11, 2012, there were approximately 2,167,230,047 shares of our Common Stock, 2,000,000 shares of Series A Preferred Stock; 4,500,000 shares of Series B Preferred Stock, 25,000 shares of Series C Preferred Stock and 4,000,000 shares of Series D Preferred Stock issued and outstanding

The date on which this Information Statement was first sent to shareholders is on or about _________ __, 2012 (the “Mailing Date”). Inasmuch as we will have provided this Information Statement to our shareholders of record as of the record date of July 11, 2012 (“Record Date”) no additional action will be undertaken pursuant to such written consent. Shareholders of record on the Record Date who did not consent to the Amendment are not entitled to dissenter's rights under Nevada law. These rights are discussed in this Information Statement under “Dissenter’s Rights” on page 10 of this Information Statement.

The Amendment will be effective twenty (20) days after this Information Statement is first mailed to our shareholders. No further vote of our shareholders is required.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR IF THE AMENDMENT IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

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QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q.	Why did I receive this Information Statement?

A.	Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q.	Why am I not being asked to vote on the Amendment?

A.	The holder of a majority of the issued and outstanding shares of the capital stock has already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q.	What will I receive if the Amendment is completed?

A.	Nothing. The Amendment will only modify the Company’s Articles of Incorporation.

Q.	What do I need to do now?

A.	Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q:	When do you expect the Amendment to become effective?

A.	The Amendment will become effective upon the filing of the Amendment with the Secretary of State of Nevada. A copy of the form of Amendment is attached to this information statement as Exhibit A. We expect to file the Amendment with the Secretary of State of Nevada no less than 20 days after this information statement has been sent to you.

Q:	Whom can I call with questions?

A.	If you have any questions about any of the actions to be taken by the Company, please contact the Company at (404) 419-2440. You may also obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

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ACTIONS BY THE BOARD OF DIRECTORS
AND
CONSENTING SHAREHOLDERS

In accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the Majority Shareholder.

AMENDMENT

On July 11, 2012, our Board of Directors and shareholder holding a majority of our outstanding voting capital stock have authorized the attached Amended and Restated Articles of Incorporation of the Company to amend the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of capital stock from 2,020,000,000 consisting of 2,000,000,000 shares of common stock par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) to 4,050,000,000 shares of which 4,000,000,000 shares will be Common Stock and 50,000,000 shares will be Preferred Stock.

The Company anticipates that the Amendment will be effective when permissible following the expiration of the twenty (20) day period mandated under Rule 14C; that is, it will be effective on approximately _______ __, 2012, or shortly thereafter.

Reasons for the Amendment

Our Board of Directors believes it is in the Company’s best interests and the best interests of our shareholders to increase the number of authorized shares in our capital structure to allow for the issuance of shares of our Common Stock or Preferred Stock in connection with such potential issuances and such other purposes as our Board of Directors determines.

The increase in the authorized number of capital stock will permit our Board of Directors to issue additional shares of our Common Stock or Preferred Stock without further approval of our shareholders, and our Board of Directors does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements. The Amendment is not related to any plans or intentions to enter into any merger, consolidation, acquisition or similar business transaction. Although from time to time we review various transactions that could result in the issuance of shares of our Common Stock or Preferred Stock, we have not reviewed any transaction to date.

Possible Anti-Takeover Effects .

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The purpose of the increase in authorized capital is to increase the number of shares available for future issuance while, the increase of our authorized capital stock could, under certain circumstances, have an anti-takeover effect. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our shareholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not propose the increase in the Company’s authorized capital with the intent that it be utilized as a type of antitakeover device. The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our shareholders, and our Board does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements.

We do not have in place provisions which may have an anti-takeover effect. The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock, and such issuance may not require shareholder approval. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

Director and Officer Exculpation, Indemnification

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such shareholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested shareholders" for three years after the "interested shareholder" first becomes an "interested shareholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested shareholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares . The Company's Articles of Incorporation authorizes the issuance of 2,000,000,000 shares of Common Stock, $0.001 par value per share, of which 2,167,230,047 shares were outstanding on July 11, 2012. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights . Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other . Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company's transfer agent for its Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Description of Preferred Stock

Number of Authorized Shares . The Company's Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock") in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. As of July__, 2012, there were there were 2,000,000 shares of Series A Preferred Stock issued and outstanding, 4,500,000 shares of Series B Preferred Stock issued and outstanding, 25,000 shares of Series C Preferred Stock and 4,000,000 shares of Series D Preferred Stock issued and outstanding.

Series A Convertible Preferred Stock . Each share of Series A Preferred Stock is convertible into shares of Common Stock at the rate of 10 shares of common stock for each share of Series A Preferred Stock converted. Each share of Series A Preferred Stock shall be entitled to 350 votes on all matters which holders of the Registrant’s Common Stock are entitled to vote upon. The Series A Preferred Stock is not entitled to dividends or a liquidation preference.

Series B Convertible Preferred Stock . Each share of Series B Preferred Stock is convertible into shares of Common Stock at the rate of 10 shares of common stock for each share of Series B Preferred Stock converted. Each share of Series B Preferred Stock shall be entitled to 400 votes on all matters which holders of the Registrant’s Common Stock are entitled to vote upon. The Series B Preferred Stock is not be entitled to dividends or a liquidation preference.

Series C Convertible Preferred Stock . Each share of Series C Preferred Stock is convertible into shares of Common Stock at the rate of 500 shares of common stock for each share of Series C Preferred Stock converted plus warrants to purchase 20,000,000 shares of Common Shares at an exercise price of $0.02 per share of Common Stock, expiring on the third anniversary thereof. There are no voting rights for the matters which holders of the Registrant’s Common Stock are entitled to vote upon.

Series D Preferred Stock . Each share of Series D Preferred Stock shall be entitled to 400 votes on all matters which holders of the Registrant’s Common Stock are entitled to vote upon. The Series D Preferred Stock is not convertible.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 11, 2012 with respect to any person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company's Common Stock.

The table also shows the number of shares beneficially owned as of July 11, 2012 by each of the individual directors and executive officers and by all directors and executive officers as a group.

Name and Address (1)	Beneficial Ownership (2)	Percentage of Class (3)

Daniel W. Hollis (4)	52,000,000	2.86%

Rauno Perttu (5)	60,000,000	2.84%

Lance Rosmarin	—	—

Steven Keaveney	—	—

All Directors and Executive Officers as a Group (2 persons)	122,000,000	5.70%

(1)	If no address is given, the named individual is an executive officer or director of Dutch Gold Resources, Inc. whose business address is 3500 Lenox Road, Suite 1500, Atlanta, Georgia 30326.

(2)	Shares of common stock that a person has the right to acquire within 60 days of July 10, 2012are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	As of July 11, 2012, there were 2,167,230,047 shares of common stock issued and outstanding.

(4)	Includes 52,000,000 shares of Common Stock, 1,000,000 shares of Series A Convertible Preferred Stock (“Series A”) which is convertible into Common Stock at the rate of 10 shares of Common Stock per share of Series A and votes on all matters to which shareholders of the Corporation are entitled to vote on the basis of 350 votes for each share of Series A, 1,500,000 shares of Series B Convertible Preferred Stock (“Series B”) which is convertible into Common Stock at the rate of 10 shares of Common Stock per share of Series B and votes on all matters to which shareholders of the Corporation are entitled to vote on the basis of 400 votes for each share of Series B and 4,000,000 shares of Series D Preferred Stock, which is not convertible into shares of Common Stock and votes on all matters to which shareholders of the Corporation are entitled to vote on the basis of 400 votes for each share of Series D.

(5)	Includes 50,000,000 shares of Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock (“Series A”) which is convertible into Common Stock at the rate of 10 shares of Common Stock per share of Series A and votes on all matters to which shareholders of the Corporation are entitled to vote on the basis of 350 votes for each share of Series A. Pursuant to a loan and security agreement, an unrelated third-party currently holds voting power over Mr. Perttu’s stock.

Dissenters' Rights

Under the provisions of the Nevada Revised Statutes, there is no right for the Company’s shareholders to dissent to the Amendment.  In addition, the shareholders of the Company are not entitled to rights of appraisal as a result of the corporate actions.  Pursuant to the N.R.S., a stockholder may not challenge the corporate action unless the corporate action is unlawful or fraudulent.

ANNUAL AND QUARTERLY REPORTS AND
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). We are appending to this Information Statement the following documents which have been filed by the Company with the Securities and Exchange Commission (SEC File Number 333-158203) and contain important information about DLT, the Company and their respective finances:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the Commission on April 16, 2012.

•	Our Quarterly Reports on Form 10-Q filed for the quarters ending March 31, 2012, September 30, 2011 and June 30, 2011 as filed with the Commission on May 31, 2012, November 21, 2011 and August 15, 2011, respectively.

•	Our Current Reports on Form 8-K filed on July 11, 2012, May 17, 2012, November 9, 2011, November 3, 2011, March 21, 2011, October 28, 2011 and October 5, 2011.

You may read and copy any document the Company filed at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (202) 942-8088 for more information on the operation of the public reference rooms. Copies of the Company’s SEC filings are also available to the public from the SEC's web site at www.sec.gov.

EXHIBIT INDEX

A	Amended and Restated Articles of Incorporation of Dutch Gold Resources, Inc.

DUTCH GOLD RESOURCES, INC.

By:	/s / Daniel W. Hollis
Name: Daniel W. Hollis
Title: Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

DUTCH GOLD RESOURCES, INC.

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA

REVISED STATUTES

Dutch Gold Resources, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

1.         The name of the Corporation is Dutch Gold Resources, Inc., and the original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on May 14, 2002, as amended on March 28, 2006 by that certain Certificate of Amendment of Articles of Incorporation, as amended and restated on May 1, 2006 by that certain Certificate of Amendment of Articles of Incorporation, and as amended on December 5, 2006, by that certain Certificate of Amendment of Articles of Incorporation, as amended and restated by that Amended and Restated Articles of Incorporation filed on December 18, 2011, and as amended and restated by that Amended and Restated Articles of Incorporation filed on April 18, 2012.

2.         These Amended and Restated Articles of Incorporation, which amend the provisions of the Articles of Incorporation, as heretofore amended, has been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“N.R.S.”) and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.320 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Articles of Incorporation of the Corporation.

3.         The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the ("Corporation") is:

"Dutch Gold Resources, Inc."

ARTICLE II

The address of the Corporation's registered office in the State of Nevada is 650 Oakmont, Unit 210, Las Vegas 89109.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the "N.R.S.").

ARTICLE IV

(a)	Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 4,050,000,000, consisting of (i) 4,000,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock") and (ii) 50,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

(b)	Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)	the designation of such class or series, which may be by distinguishing number, letter or title;

(ii)	the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)	dates on which dividends, if any, shall be payable;

(v)	whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)	the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)	Restrictions on the issuance of shares of the same class or series or of any other class or series;

(x)	whether the holders of the shares of such class or series shall be entitle to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Capital Stock are entitled to vote;

(xi)	the restrictions and conditions, if any, upon the issuance or reissuance of any Additional Preferred Stock ranking or a party with or prior to such shares as to dividends or upon distribution; and

(xii)	any other preferences, limitations or relative rights of shares of such class or series consistent with this Article IV, the N.R.S. and applicable law.

(c)	Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)	The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b)	Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(c)	Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(d)	Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e)	Provisions that permit the Corporation to redeem or exchange such rights; and

(f)	The appointment of a rights agent with respect to such rights.

ARTICLE VI

(a)	Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)	The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended and Restated Articles of Incorporation or otherwise by the Corporation.

(c)	The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise.

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(d)	Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article V.

(e)	Neither any amendment or repeal of any Section of this Article VI, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VI, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

(a)	The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b)	Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Except as may be expressly provided in these Amended and Restated Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VII; provided, however, that any amendment or repeal of Article VI or Article VII of these Amended and Restated Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

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IN WITNESS WHEREOF , Dutch Gold Resources, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this _7th__ day of __September____, 2012.

DUTCH GOLD RESOURCES, INC.

By	/s/ Daniel W. Hollis
Name: Daniel W. Hollis
Title: Chief Executive Officer

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